UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2008

BEL FUSE INC.
(Exact name of registrant as specified in charter)

New Jersey	0-11676	22-1463699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including
area code: (201) 432-0463

(Former name or former address, if changed since
last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14s-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 31, 2008, the Company filed a Form 8-K (the “Original Form 8-K”) reporting the Company’s decision to cease manufacturing operations at its Bel Power Inc. facility in Westborough, Massachusetts by January 2009. At the time of the Original Form 8-K filing, the Company was unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the costs that may be incurred in connection with the closure of this facility. This Amendment No. 1 on Form 8-K/A is being filed solely to update the Company’s disclosure contained in the Original Form 8-K to include certain of those estimates.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On July 31, 2008, Bel Fuse Inc. (the “Company”) issued a press release regarding its decision to cease manufacturing operations at its Bel Power Inc. facility in Westborough, Massachusetts by January 2009. The Company is able to estimate certain of the costs associated with the closure of this facility to be up to $2.4 million. The Company estimates that of these costs, up to $0.7 million relates to one-time termination benefits, of which $0.3 million was incurred in the quarter ended September 30, 2008 and $0.4 million is expected to result in future cash expenditures. The remaining estimated cost of up to $1.7 million relates to anticipated non-cash asset impairment charges. The Company is currently in negotiation with the landlord regarding the lease termination. At this time, the Company is still unable in good faith to make a determination of an estimate or range of estimate with respect to the charges related to the lease termination. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this Report under Item 2.05 within four business days after the Company’s determination of such estimate or range of estimates. Once determined, the Company expects to record the majority of this cost during fiscal 2009 once manufacturing at this facility has ceased and the lease is terminated.

This Amendment No. 1 to Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the word “estimates” and similar expressions that do not relate to historical matters. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause our actual results to differ materially from those in the forward-looking statements include the Company’s and its service providers’ ability to estimate fees, in addition to factors described under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEL FUSE INC

By:	/s/ Daniel Bernstein
Name: Daniel Bernstein
Title: President

Date: October 10, 2008